U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2, Amendment No. 3
a
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRIDGEFILMS, INC.
(Exact name of Registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	EIN Pending (I.R.S. Employer Identification Number)

Bridgefilms Inc. 50 West Liberty Street, Suite 880 Reno, NV 89501	The Nevada Agency and Trust Company 50 West Liberty Street, Suite 880 Reno, Nevada 89501 (775) 322-0626
(Name and address of principal executive offices)	(Name, address and telephone of agent for service)

Registrant's telephone number, including area code: 970-710-1799

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box | |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  |__|

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE(3)
Common Stock	5,400,000 shares	$0.01	$54,000	$ 5.78

(1)	This price was arbitrarily determined by Bridgefilms, Inc.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.
(3)	Previously paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated February 6, 2007

PROSPECTUS
BRIDGEFILMS, INC.
5,400,000
COMMON STOCK
INITIAL PUBLIC OFFERING

The selling shareholders named in this prospectus are offering up to 5,400,000 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $0.01 per share. This offering will expire on December 31, 2006 unless extended by the board of directors. The board of directors has discretion to extend the offering period for a maximum of an additional 90 days.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.01	None	$0.01
Total	$54,000	None	$54,000

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: February 6, 2007

Page
Summary	5
Risk Factors	7
Risks Related To Our Financial Condition and Business Model	7
If we do not obtain additional financing, our business may fail	7
Because we have no operating history, we face the risks inherent to new business ventures which may lead to the failure of our company.	7
Because we are a development stage company, we have no revenues to sustain our operations	8
Because we do not have the financial resources to pay off a note that matures on December 1, 2007, we may be forced out of business.	8
Because our company is susceptible to industry trends and general economic conditions, we may be unable to successfully produce and market our films.	8
Because of the sensitive nature of our films, we may be sued by corporations or individuals who find our films offensive or critical of their interests.	8
Because the film making industry is inherently risky, our films may fail under a number of different scenarios.	9
Motion picture piracy, which may intensify, could decrease the revenue we receive from the exploitation of our films.	9
Because significant voting control is held by relatively few individuals, decisions made by those individuals may not reflect the will of the remainder of the shareholders.	10
If we are unable to compete effectively in the motion picture industry, our business will fail.	10
Because we will not have the benefit of diversification, the failure of one or two films could result in the failure of our business.	11
Because our business is subject to intellectual property right laws, our business may suffer due to illegal replication of our films or our own unintentional infringement upon other’s proprietary interests.	11
Because payment of dividends on common stock is within the discretion of the Board of Directors, there may be no dividends declared in the foreseeable future.	12
Because the share price was determined arbitrarily, there is no relationship between the share price and book value of the company or other objective criteria.	12
Because forward looking assessments were prepared by the current management of the company based on a variety of factors and assumptions outside of management’s control, we cannot ensure that projections and assessments will be met.	12
If certain key personnel leave the company, our business may fail.	12
Our management has limited experience in running a company.	13
If we do not manage our growth effectively, our business may fail.	13
Because we have limited assets and inexact capital requirements, we may not have or be able to obtain sufficient resources to successfully implement our business plan.	13

Risks Related To This Registration	13
If a market for our common stock does not develop, shareholders may be unable to sell their shares	13
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline	14
Because we will subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board the level of trading activity in our stock may be reduced.	14
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	14
Forward-Looking Statements	15
Use of Proceeds	15
Determination of Offering Price	15
Dilution	15
Selling Shareholders	15
Plan of Distribution	20
Legal Proceedings	21
Directors, Executive Officers, Promoters and Control Persons	21
Security Ownership of Certain Beneficial Owners and Management	22
Description of Securities	23
Interest of Named Experts and Counsel	25
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	26
Organization Within the Last Five Years	26
Description of Business	26
Plan of Operations	33
Description of Property	38
Certain Relationships and Related Transactions	38
Market for Common Equity and Related Stockholder Matters	38
Executive Compensation	41
Financial Statements	42
Changes in and Disagreements with Accountants	43
Available Information	43

Summary

Bridgefilms, Inc.

Bridgefilms, Inc. was incorporated on October 7, 2005 in Nevada for the purpose of producing independent film projects, both documentary and dramatic productions, on the subject of terminal disease in our society, particularly cancer. Our principal office is presently located at 130 Mountain Laurel Drive, Aspen CO 81611. Our fiscal year is ended August 31.

We are in the business of creating and independently producing documentary and dramatic films about the impact of cancer and other degenerative diseases on the lives of a broad spectrum of individuals in our society. Our intent is to raise awareness of these diseases for the dual purposes of adding to the network of shared information about solutions and cures, and providing insight into the human physical, spiritual, and healing processes to the public in general and similarly afflicted victims in particular.

We have acquired the assets of The Bridgefilm Company, Inc., first incorporated in 1991 in the State of New York as not-for-profit organization by the well known film director Frank Perry who died of prostate cancer in 1996. He wrote, produced, and directed “On the Bridge”, a documentary about his personal battle with the disease, which defined what were then state-of-the-art treatments from the mainstream medical community, and was also one of the first films of its kind to feature the nascent Alternative Medicine community. We intend to follow Frank Perry’s legacy under the direction of his widow, Virginia Ford Perry, and continue the production of similar films for the furtherance of information and awareness about all aspects of the “War on Cancer” and other diseases. As an example, the mainstream treatment protocols shown in “On the Bridge” have scarcely changed in the eight years since its production, yet the Alternative Medicine Industry has grown ten-fold. We believe that no other film production company in the United States has chosen this intellectual space as its exclusive focus.

We have plans to execute our plan through the acquisition of unique films, both dramatic and factual, from a broad spectrum of independent writers, directors, and producers. Each project will become an independent production company, created as a subsidiary of Bridgefilms, Inc. Our company will fund the projects and own the films with the intent of building a library with rights to DVD, book, and other reproductive media for sales to the public. Such a library will serve as a valuable resource of information - for sufferers of “incurable diseases,” and also as a unique historical archive.

The Offering

Securities Being Offered	Up to 5,400,000 shares of our common stock.
Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.01 per share. We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and Outstanding
10,900,000 shares of our common stock are issued and outstanding as of the date of September 20, 2006. All 5,400,000 of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	November 30, 2006 (Unaudited)	August 31, 2006 (restated)	December 31, 2005
Cash	$ 25,117	$ 25,540	$ 659
Total Assets	$ 25,117	$ 97,540	$ 65,659
Liabilities	$ 130,540	$ 128,745	$ 109,995
Total Stockholder’s Equity	$ (40,423)	$ (31,205)	$ (44,336)

Statement of Loss and Deficit		For the Eight Months	For the Year Ended December	For the Year Ended December	From Inception of Development

		Ended August 31, 2006 (restated)	31, 2005	31, 2004	Stage through November 30, 2006
Revenue	$ 0	$ 0	$ 0	$ 0	$ 0
Loss for the Period	$ (9,218)	$ (46,369)	$ (9,069)	$ (9,015)	$ (55,587)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our common stock are not publicly traded. In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, our business may fail.

We may not be able to expand or maintain our operations in the future without obtaining additional financing. If this financing is not available or obtainable, investors may lose a substantial portion or all of their investment. We believe that our existing financial resources will not be sufficient to fund capital and operating requirements through such time as we are able to complete our business plan. Accordingly, we will likely need to seek additional financing to fund our operations in the future. Such additional funds may be raised through the issuance of equity, debt, convertible debt or similar securities that may have rights or preferences senior to those of the shares. Moreover, if adequate funds are not available to satisfy our short-term or long-term capital requirements, we would be required to limit our operations significantly or cease operations entirely. We have no immediate means for obtaining additional financing. There can be no assurance that such additional financing, when and if necessary, will be available to us on acceptable terms, or at all.

Because we have no operating history, we face the risks inherent to new business ventures which may lead to the failure of our company.

We have no operating history upon which to base any projection as to the likelihood we will prove successful in our current business plan, and thus there can be no assurance that we will achieve profitable operations or even generate any operating revenues. Potential investors should be aware that there is a substantial risk of failure associated with new business ventures as a result of problems encountered in connection with their commencement of new operations. These include, but are not limited to, unanticipated problems relating to the marketing and sale of new film products in the marketplace, the entry of new competition, and unknown or unexpected additional costs and expenses that may exceed current estimates. There is no operating history upon which to base any projections as to the likelihood that we will prove successful in our current business plan, and thus there can be no assurance that we will be successful.

Because we are a development stage company, we have no revenues to sustain our operations.

We are a development stage company that is currently developing a business. These conditions raise substantial doubt as to our continuance as a going concern. To date, we have not developed or sold any films, and we can provide no assurance that any will be completed or sold. The success of our business operations will depend upon our ability to obtain further financing to complete successful development of our business plan and attain profitable operations. It is not possible at this time to predict with assurance the outcome of these matters. If we are not able to complete the successful development of our business plan and attain sustainable profitable operations, then our business will fail.

Because we do not have the financial resources to pay off a note that matures on December 1, 2007, we may be forced out of business.

On November 30, 2005 we entered into an asset purchase agreement and assumed a promissory note in the amount of $50,000 due to Diamond Key Corporation. The note bears an interest rate of 6% and matures on December 1, 2007. We recently extended the maturity date of this note to 2012 in exchange for an increase on the interest rate of 7% to commence as of December 2006. We have accrued $25,745 of interest on the note as of November 30, 2006. We are currently unable to pay this note with our current financial resources. We will have to raise money to pay off the note or face legal consequences attendant to the nonpayment of a note, including litigation and foreclosure on our assets. There can be no assurance that such additional financing, when and if necessary, will be available to us on acceptable terms, or at all. If we are unable to pay off the note, or if our business suffers from financing the note instead of our operations, we may go out of business.

Because our company is susceptible to industry trends and general economic conditions, we may be unable to successfully produce and market our films.

The film production business is capital intensive and affected by changes in the general economy, interest rates, availability of capital, and the film/entertainment industry. External events that are political, economic, or even weather-driven in nature can cause sudden declines in audience participation.

Because of the sensitive nature of our films, we may be sued by corporations or individuals who find our films offensive or critical of their interests.

Cancer is big business, as are other “incurable” diseases such as AIDS. New diseases which have not yet reached such proportions will likely be the subject of future film productions. The corporations for whom such diseases represent significant economic benefit are affluent and litigious. The material represented in any film, if offensive to or critical of any such corporation, could result in legal action that would have a material affect on our ability to survive.

Because the film making industry is inherently risky, our films may fail under a number of different scenarios.

Substantially, all of our operating revenue will be derived from the production of motion pictures for theatrical exhibition, television, and other markets. The motion picture and television industries are highly speculative and involve a substantial degree of risk. Each motion picture is an individual artistic work, and its commercial success is primarily determined by audience reaction, which is unpredictable; accordingly, there can be no assurance as to the financial success of any motion picture. Even if a production is a critical or artistic success, there is no assurance that it will be profitable. Relatively few motion pictures return a profit to investors. There can be no assurance that a motion picture will recoup its production costs. There is a high degree of risk that any motion picture we produce will not return all or any portion of our investment. The completion and commercial success of a motion picture depends upon factors, such as:

▪	talent and crew availability;
▪	financing requirements;
▪	distribution strategy, including the time of the year and the number venues in which the production will be shown;
▪	the number, quality and acceptance of other competing films released into the marketplace at or near the same time;
▪	critical reviews;
▪	the availability of alternative forms of entertainment and leisure time activities;
▪	piracy and unauthorized recording, transmission and distribution of motion pictures;
▪	general socioeconomic conditions and political events;
▪	weather conditions; and
▪	other tangible and intangible factors.

To some extent, these risks can be limited by insurance. It is not possible to insure against all risks, and it is sometimes impossible to continue production, notwithstanding the receipt of insurance proceeds, if any. As of the date of this Prospectus, we have not procured any insurance to offset these risks, nor may we be able to because of our limited financial resources.

Due to unexpected costs and other factors, actual motion picture production costs often exceed budgets. In the event of substantial cost overruns, we may be required to seek additional financing from outside sources at unpredictable and possibly substantial cost in order to complete production of a film.

Furthermore, there can be no assurance that the audiences for motion pictures will remain constant. There can be no assurance that every film will have a sufficient audience to produce a profit. If more than one film in succession should fail, our ability to survive could be threatened.

Motion picture piracy, which may intensify, could decrease the revenue we receive from the exploitation of our films.

Piracy and the unauthorized recording, transmission and distribution of our content will be challenges that we will have to face. Motion picture piracy is already prevalent outside of the United States, Canada and Western Europe and in countries where we may have difficulty enforcing our intellectual property rights. Technological advances, such as the digital distribution of motion pictures, could increase the prevalence of piracy, including in the United States, because such advances simplify the creation, transmission and sharing of high quality unauthorized copies of motion pictures in theatrical release, on videotapes and DVDs, from pay-per-view through set top boxes and other devices and through unlicensed broadcasts on free TV and the Internet. The proliferation of unauthorized copies of our products could have an adverse effect on our business, financial condition and results of operations and decrease the revenue we receive from our legitimate products.

Motion picture trade associations such as the Motion Picture Association of America monitor the progress and efforts made by various countries to limit or prevent piracy. Some of these trade associations have initiated voluntary embargoes on motion picture exports to certain countries in the past to exert pressure on the governments of those countries to become more aggressive in preventing motion picture piracy. In addition, the U.S. government has publicly considered implementing trade sanctions against specific countries that, in its opinion, do not make appropriate efforts to prevent copyright infringements of U.S. produced motion pictures. There can be no assurance, however, that voluntary industry embargoes or U.S. government trade sanctions will be enacted or, if enacted, effective. If enacted, such actions could impact the amount of revenue that we realize from the international exploitation of motion pictures depending upon the countries subject to such action and the duration and effectiveness of such action. If embargoes or sanctions are not enacted or if other measures are not taken, we may lose an indeterminate amount of additional revenue as a result of motion picture piracy.

Because significant voting control is held by relatively few individuals, decisions made by those individuals may not reflect the will of the remainder of the shareholders.

Our President and sole director Virginia Perry owns a total of approximately 5,500,000 shares of the outstanding common stock representing 50.4% of the 10,900,000 shares outstanding. Mrs. Perry has voting control over our company, and in general, the determination of the outcome of various matters submitted to the shareholders for approval. Mrs. Perry’s dominant share ownership effectively prevents any other shareholder the ability to influence corporate propositions that are submitted to the shareholders.

If we are unable to compete effectively in the motion picture industry, our business will fail.

The motion picture industry is extremely competitive. The competition comes from both companies within the same business and companies in other entertainment media which create alternative forms of leisure entertainment. We compete with several “major” film studios which are dominant in the motion picture industry, as well as with numerous independent motion picture and television production companies, television networks, and pay television systems for the acquisition of literary properties, the services of performing artists, directors, producers, and other creative and technical personnel, and production financing. Many of the organizations with which we compete have significantly greater financial and other resources than we do. The majors are typically large, diversified entertainment concerns or subsidiaries of diversified corporations which have strong relationships with creative talent, exhibitors, and others involved in the entertainment industry, and whose non-motion picture operations provide stable sources of earnings that offset variations in the financial performance of their motion picture operations.

The entertainment industry is currently evolving into an industry in which certain multi-national multi-media firms, because of their control over key film, magazine, and television content, as well as key network and cable outlets, will be able to dominate the communications industries in the United States. These organizations have numerous competitive advantages, such as the ability to acquire financing for their projects and to make favorable arrangements for the distribution of completed films. If we are unable to compete in this intense industry, our business will fail.

Because we will not have the benefit of diversification, the failure of one or two films could result in the failure of our business.

We are focused on creating and independently producing documentary and dramatic films about the impact of cancer and other degenerative diseases on the lives of a broad spectrum of individuals in our society. To our knowledge, no other film production company in the United States has chosen this intellectual space as its exclusive focus. Our decision to focus on this particular niche of filmmaking prevents us from diversification that may appeal to a wider audience base. Since all of our films will be focused on this particular genre, if audiences are not supportive, our business will fail.

Because our business is subject to intellectual property right laws, our business may suffer due to illegal replication of our films or our own unintentional infringement upon other’s proprietary interests.

We plan to copyright all of our film properties and projects. Litigation may be necessary in the future to enforce our intellectual property rights, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results or financial condition.

One of the risks of the film production business is the possibility of claims that our productions infringe on the intellectual property rights of third parties with respect to previously developed films, stories, characters or other entertainment. There can be no assurance that infringement claims not be asserted or prosecuted against us, or that any assertions or prosecutions will not have a material adverse effect on our business, financial condition or results of operations. Irrespective of the validity or the successful assertion of such claims, we would incur significant costs and diversion of resources with respect to the defense thereof, which could have a material adverse effect on our business, financial condition or results of operations. If any claims or actions are asserted against us, we may seek to obtain a license under a third party’s intellectual property rights. We cannot provide any assurances, however, that under such circumstances a license would be available on reasonable terms or at all.

Because payment of dividends on common stock is within the discretion of the Board of Directors, there may be no dividends declared in the foreseeable future.

Payment of dividends on our common stock is within the discretion of the Board of Directors and will depend upon our future earnings, capital requirements, financial condition and other relevant factors. It should be noted that we currently have no plan to declare any dividends in the foreseeable future. As a result, you should not rely on an investment in our securities if you require dividend income. Capital appreciation, if any, of our shares may be your sole source of gain for the foreseeable future. Moreover, you may not be able to resell your shares in our company at or above the price you paid for them. Currently, there is no market in which to sell your shares and one may never develop.

Because the share price was determined arbitrarily, there is no relationship between the share price and book value of the company or other objective criteria.

We arbitrarily determined the share price of the shares and the maximum offering amount of the shares. Among the factors considered were: (1) the current immediate needs of our company, (2) our uncertain prospects, (3) the background of the sole officer and director, Mrs. Perry, (4) the current condition of the financial markets, and (5) current offerings in the our principal markets. There is, however, no relationship whatsoever between the price of the shares and our assets, earnings, book value or any other objective criteria of value.

Because forward looking assessments were prepared by the current management of the company based on a variety of factors and assumptions outside of management’s control, we cannot ensure that projections and assessments will be met.

Our ability to accomplish our objectives and whether or not we will be financially successful is dependent upon numerous factors, each of which could have a material effect on the results obtained. Some of these factors are within the discretion and control of management and others are beyond management’s control. The assumptions and hypothesis used in preparing any forward-looking assessments of profitability made by management herein are considered reasonable. We can provide no assurance, however, that any projections or assessments provided to potential investors will be realized or achieved at any level.

If certain key personnel leave the company, our business may fail.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the film products we plan to sell and thus to the entire business itself. We do not have any employees other than our officer and director, Mrs. Virginia Perry. However, we plan to attract key personal to assist in our film making ventures. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure.

At the present time, we are heavily dependent upon the services of Mrs. Perry, the loss of whom could impair the development of our products and projects. There is no assurance that Mrs. Perry will not leave us or compete against us in the future, as we presently have no employment agreements or non-competition contracts with her. Furthermore, we may depend on our ability to attract and retain additional qualified personnel to manage certain business interests. We may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Our management has limited experience in running a company.

Although Mrs. Perry has a broad range of experience in the film industry, she does not have experience in running a business, much less a reporting company. We plan to hire several key executives who have held senior management positions. There is no assurance, however, that we will be successful in attracting executives with suitable experience.

If we do not manage our growth effectively, our business may fail.

Our development is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand our operations, including our financial and management information systems, and to recruit, train and manage executive staff and employees. There can be no assurance that management will be able to manage growth effectively, and the failure to effectively manage growth may have a materially adverse effect our results of operation.

Because we have limited assets and inexact capital requirements, we may not have or be able to obtain sufficient resources to successfully implement our business plan.

As of the date of this Prospectus, we have limited assets and will require significant capital to complete the development of our business plan. Our success may significantly depend upon our ability to raise capital. Even we are successful in raising capital, there is still no assurance that the capital raised will be sufficient to facilitate our ultimate needs, because we do not know the exact specific financial requirements of the projects in which we may eventually participate, and therefore do not know what our exact capital needs will be over time. In addition, we may incur substantial costs in connection with any research and/or negotiations for business opportunities, which may deplete our assets.

Risks Related To This Registration

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

A market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 5,400,000 shares of our common stock through this registration statement. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 49.5% of the common shares outstanding as of the date of this prospectus.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.01 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.
We intend to apply to the NASD over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 5,400,000 shares of common stock offered through this prospectus. All of the shares were acquired from us by the selling shareholders in an offering that was exempt from registration pursuant to Regulation S of the Securities Act of 1933 and completed on April 27, 2006.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of November 30, 2006 including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4. the percentage owned by each upon completion of the offering; and
5. the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 10,900,000 shares of common stock outstanding on November 30, 2006.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Federico Avila Calle 1, Parque Lefevre Panama, Republic of Panama	100,000	100,000	Nil	Nil
Liliam Avila Parque Lefevre Panama, Republic of Panama	100,000	100,000	Nil	Nil
Patricia Barria Parque Lefevre, Calle 3 Panama, Republic of Panama	100,000	100,000	Nil	Nil
Madelaine Brandao Via Israel, Calle 62 Panama, Republic of Panama	100,000	100,000	Nil	Nil

Ernesto Castillero Santa Elena Panama, Republic of Panama	100,000	100,000	Nil	Nil
Rolando Castillo Paraiso, San Miguelito Panama, Republic of Panama	100,000	100,000	Nil	Nil
Reinaldo Castillo Arraijan Panama, Republic of Panama	100,000	100,000	Nil	Nil
David Diaz Arraijan Panama, Republic of Panama	100,000	100,000	Nil	Nil
Eilee Espinoza Parque Lefevre Panama, Republic of Panama	100,000	100,000	Nil	Nil
Paulo Espinoza Santa Maria, Tumba Muerto Panama, Republic of Panama	100,000	100,000	Nil	Nil
Humberto Figueroa San Francisco, Calle 61 Panama, Republic of Panama	100,000	100,000	Nil	Nil
Karla Gomez La Chorrera Panama, Republic of Panama	100,000	100,000	Nil	Nil
Nilka Gomez La Chorrera Panama, Republic of Panama	100,000	100,000	Nil	Nil
Viviana Gomez Arraijan Panama, Republic of Panama	100,000	100,000	Nil	Nil
Jennie Zamira Gonzalez Chiriqui David, Republic of Panama	300,000	300,000	Nil	Nil

Yilmara Gonzalez Chiriqui David, Republic of Panama	400,000	400,000	Nil	Nil
Jair Jiminez Calle 50, Edificio Excelsiur Plaza Panama, Republic of Panama	100,000	100,000	Nil	Nil
Jim Paul Jones Via Espana Panama, Republic of Panama	100,000	100,000	Nil	Nil
Edgar Martinez Via Espana, Edificio Esparta Panama, Republic of Panama	100,000	100,000	Nil	Nil
Jorge Luis Mendoza San Pedro, Calle 43 Panama, Republic of Panama	100,000	100,000	Nil	Nil
Hernando Montonegro Calle Principal, San Cristobal, Panama, Republic of Panama	100,000	100,000	Nil	Nil
Beatriz Mora El Carmen Panama, Republic of Panama	100,000	100,000	Nil	Nil
Laura Mora Avenida Ramon Arias Panama, Republic of Panama	100,000	100,000	Nil	Nil
Eloy Moran San Pedro, Calle 41 Panama, Republic of Panama	100,000	100,000	Nil	Nil
Bernardo Moreno Via Tocumen Panama, Republic of Panama	200,000	200,000	Nil	Nil
Walkiria Ortega Calle J, San Miguelito Panama, Republic of Panama	100,000	100,000	Nil	Nil

Carmen Mitzila Pitti Chiriqui David, Republic of Panama	200,000	200,000	Nil	Nil
Hilda Paula Pitti Chiriqui David, Republic of Panama	200,000	200,000	Nil	Nil
Jesus Maria Pitti Chiriqui David, Republic of Panama	300,000	300,000	Nil	Nil
Manuel Quiel Rio Abaja, Calle 3 Panama, Republic of Panama	100,000	100,000	Nil	Nil
Udilia Quiroz Chiriqui David, Republic of Panama	100,000	100,000	Nil	Nil
Estenia Rodriguez Bella Vista Panama, Republic of Panama	100,000	100,000	Nil	Nil
Rodrigo Gonzalez Sagel Chiriqui Bari, David, Republic of Panama	500,000	500,000	Nil	Nil
Esther Maria Samudio Chiriqui David, Republic of Panama	400,000	400,000	Nil	Nil
Jaime Serrano Via Espana, Edificio Universidad Panama, Republic of Panama	100,000	100,000	Nil	Nil
Antonio Perez Chiriqui David, Republic of Panama	200,000	200,000	Nil	Nil

None of the selling shareholders;
(1)	has had a material relationship with us other than as a shareholder at any time within the past three years, or;
(2)	has been one of our officers or directors.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1. the market price of our common stock prevailing at the time of sale;
2. a price related to such prevailing market price of our common stock, or;
3. such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.
We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. not engage in any stabilization activities in connection with our common stock;

2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is The Nevada Agency and Trust Company
50 West Liberty Street, Suite 880, Reno, Nevada 89501 (775) 322-0626.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of November 30, 2006 are as follows:

Director:

Name of Director	Age
Virginia F. Perry	51

Executive Officers:

Name of Officer	Age	Office
Virginia F. Perry	51	President, Treasurer, Secretary and Director

Set forth below is a brief description of the background and business experience of executive officers and directors.

Virginia Ford Perry Mrs. Perry is our sole director and also serves as our President, Secretary and Treasurer. Since joining us at inception in October 2005, Mrs. Perry has been and will continue to be responsible for the day to day management of our Company. Mrs. Perry was co-founder of The Bridgefilm Company, Inc., a 1991 non-for-profit New York company. She served as Executive Producer and Marketing Director of “On the Bridge” which was shown at nine film festivals upon its initial release and received a standing ovation at the Venice Film Festival. She served as production consultant to Hallmark Films’ acquisition and production of Truman Capote’s “A Christmas Memory” in 1997. She has recently served as marketing and production consultant for the latest production of “Diary of a Mad Housewife” originally produced and directed by Frank Perry in 1969. She has negotiated and acquired the rights to two properties in the historical space of the degenerative disease industry; a biography of Wilhelm Reich, an early pioneer in the creation of a cure for cancer; and a documentary on the history of alternative medicine and the changing face of degenerative disease in America over the last two hundred years.

Mrs. Perry is not currently paid a salary or consulting fee for her work with Bridgefilms, Inc.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than Virginia F. Perry, our sole officer and director.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of November 30, 2006, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group. The persons named below have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Title of Class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock (1)
Common Stock	Virginia F. Perry 130 Mountain Laurel Drive Aspen, CO 81611	5,500,000	50.4%
Common Stock	All Officers and Directors as a Group (one person)	5,500,000	50.4%
(1)	The percent of class is based on 10,900,000 shares of common stock issued and outstanding as of November 30, 2006.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of November 30, 2006, there were 10,900,000 shares of our common stock issued and outstanding. Our shares are held by thirty-seven (37) stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock.

Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Ronald Serota, Esq. of the Corporate Law Center, our independent legal counsel, has provided an opinion on the validity of our common stock.

Moore & Associates, Chtd., has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Moore & Associates, Chtd. has presented their report with respect to our audited financial statements. The report of Moore & Associates, Chtd. is included in reliance upon their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within the Last Five Years

Bridgefilms, Inc. was incorporated on October 7, 2005 in Nevada for the purpose of producing independent film projects, both documentary and dramatic productions, on the subject of terminal disease in our society, particularly cancer.

Mrs. Virginia Ford Perry is our president and sole director.

Description of Business

Business Strategy

Our plan of operations is to create and independently produce documentary and dramatic films about the impact of cancer and other degenerative diseases on the lives of a broad spectrum of individuals in American society. Our intent is to raise awareness of these diseases by both adding to the network of shared information about solutions and cures, and by providing insight into the human physical and spiritual healing processes to the public in general and similarly afflicted individuals in particular.

We have acquired the assets of The Bridgefilm Company Inc., first incorporated in 1991 as not-for-profit organization by the well known film director Frank Perry who died of prostate cancer in 1996. He wrote, produced, and directed “On the Bridge”, a documentary of his personal battle with the disease. The film publicized state-of-the-art treatments from the mainstream medical community, and was also one of the first films of its kind to feature the nascent Alternative Medicine community. In the eight years since the film’s production, the mainstream treatment protocols shown in “On the Bridge” have scarcely changed while the Alternative Medicine Industry has grown ten-fold. We intend to follow Frank Perry’s legacy under the direction of his widow Virginia Ford Perry, and continue the production of similar films for the furtherance of information dissemination and increased awareness about all aspects of the “War on Cancer.” To our knowledge, no film production company in the United States has chosen this intellectual space as its exclusive focus.

We plan to acquire unique properties, both dramatic and factual, from a broad spectrum of independent writers, directors, and producers. Each project will become an independent production company, created as a subsidiary of Bridgefilms, Inc. We plan to fund the projects and maintain ownership of the films with the intent of building a library with rights to DVD, book, and other reproductive media for sale to the public. Such a library will serve as a valuable resource of information - for sufferers of so-called “incurable diseases”, and also as a unique historical archive.

We believe the advantages of our unique production strategy include: (i) no competition in the thematic space; (ii) no competition for acquiring projects in our genre; and (iii) diversifying our product offerings from cancer-related films to include other terminal diseases in order to appeal to a broader range of audience interest. We believe that this strategy will enable us to maintain a competitive edge in the intense film industry.

Frank Perry’s Legacy

The legacy of Frank Perry is our largest asset. During his 30 year career from 1965 until his death, he made an indelible mark on the film industry. His first film “David and Lisa” marked the beginning of Independent Film Production (the so-called “Indie” films) as a viable commercial segment outside of what had always been a Studio controlled industry. “David and Lisa,” a black and white film about two troubled teenagers, went on to garner huge critical acclaim and was the hit that launched his career.

Many of Frank Perry’s subsequent films were Studio financed and were also major successes that are now iconic classics of the period - “Diary of a Mad Housewife” launched the career of Frank Langella; “The Swimmer” with Burt Lancaster; “Mommie Dearest” the controversial biography of Joan Crawford; and “Rancho Deluxe” with Jeff Bridges have all become cult classics.

Frank Perry forged a lasting friendship with Truman Capote in the Sixties and Seventies and brought four of Capote’s classics to television - “A Christmas Memory,” “A Thanksgiving Visitor,” “Miriam,” and “Among the Paths to Eden.” These films are often described as “televisions finest hour”, and resulted in collaboration between Capote and Perry on the book “Trilogy - An Experiment in Multimedia”.

In 1992 Frank Perry returned to his roots and directed and produced an “Indie” film about one man’s battle with prostate cancer called “On the Bridge”. Mr. Perry stared in the film. It was the only film in his long career in which he made an acting contribution as the principal performer.

Bridgefilms is dedicated not only to the perpetuation of his legacy, but to carry on the great passion of his final years - the fight against cancer. Our first production is a biography of the world’s earliest pioneer in what is now the largest medical industry on the planet - the battle against cancer. Wilhelm Reich, disciple of Freud and perhaps the most controversial psychiatrist of the early twentieth century, was vilified, persecuted, and finally imprisoned by the FDA in the late 1950’s. The man credited with curing the first recorded cases of cancer in the US died in prison.

We own “On the Bridge” and percentages of previously produced Frank Perry projects, which we share with the Capote Estate and other beneficiaries of his many projects. Shortly before finishing “On the Bridge” Frank Perry moved to Aspen, Colorado and helped make the Aspen Film Festival a fixture on the annual Indie Festival circuit. His widow, Virginia Perry, now directs the many activities of our company from his former studio in Aspen.

The Film Industry in General

The film industry includes about 9,000 companies with combined annual revenue of $50 billion. Large companies include Walt Disney, Sony Pictures, MGM, Paramount, Twentieth Century Fox, Universal, and Warner Brothers. These “studios” are generally part of larger media companies. The industry is highly concentrated: the 50 largest companies account for about 80 percent of industry revenue. There are also independent production companies, and a large number of companies that provide services to the industry, including creative talent, equipment, technical expertise, and various technical production and distribution services.

The film making business may broadly be segmented into three phases: Pre-production (or Design Phase), Production, and Postproduction. Preproduction is the planning phase, which includes budgeting, casting, finding the right location, set and costume design and construction, and scheduling. Production is the actual making of the film. The number of people involved in the production phase can vary from a few, for a documentary film, to hundreds, for a feature film. It is during this phase that the actual filming is done. Postproduction activities take place in editing rooms and recording studios, where the film is shaped into its final form.

Generally, even before the film starts production, marketing personnel develop the marketing strategy for the release. They estimate the demand for the film or show and the audience to whom it will appeal, develop an advertising plan, and decide where and when to release the work. Advertising workers, or unit publicists, write press releases and short biographies of actors and directors for newspapers and magazines. They may also set up interviews or television appearances for the stars or director to promote a film or television series. Sales representatives sell the finished product. Many production companies hire staff or independent companies to distribute, lease, and sell their films and made-for-television programs to theater owners and television networks.

Expanding in Existing and New Markets

We plan to grow our operations through the funding of projects from proceeds of previous productions, and through the growth of our library of films. We believe that we will be able to gain market share by increasing the size of our library, which may involve the acquisition of films and/or libraries on subjects compatible with our mission. In addition to continually seeking out and evaluating new projects of merit, we may consider the acquisition of other production companies operating in a similar intellectual space.

Offer a Broad Selection of Products

We expect the degenerative disease market to expand rapidly over the next 10 years, with a commensurate decline in public health services. Similarly, there will be an increasing hunger for information on human physical, spiritual, and emotional healing processes. These demographics, while not encouraging for the prospects of the quality of life middle and far term, are where we expect to derive a demand for our products. We believe that our policy of addressing new diseases as they gain notoriety, as well as long-standing diseases such as cancer, will enable us to respond more rapidly to changing demographics.

Maintain Stringent Cost Controls

We believe that maintaining stringent cost controls is a key factor in achieving profitability and growth. We will limit our budget allocation for each production, thus avoiding the most common mistake of film companies both large and small, an excessive fiscal enthusiasm for one project at the expense of future projects. We intend to set limits of $500,000 per project with an operational target of $250,000. Our initial production, described below, is estimated at roughly $100,000. These cost controls will be maintained using sophisticated management information systems that allow us to monitor production, scheduling, and budgeting on a daily basis.

Experienced Management with Decentralized Operating Structure

As of now, we intend to rely upon the expertise of our sole officer and director, Virginia F. Perry, to spearhead initial productions. As we grow, we will rely upon the expertise of our production managers, who will have significant experience in the film industry. We also intend to purchase intellectual properties from established creative personnel in the film and healthcare industries. Each production will be executed as a separate business, wholly owned by us, executed by an independent crew of writers, directors, and technicians with established credentials in their respective fields. In order to align corporate and divisional profit goals, production managers may receive bonuses based on the return on investment of their respective productions. We believe that this interaction between the divisional managers and corporate management provides enhanced operating results.

Current Project Description

We currently have one film in pre-production and one film in the conceptual design stage. The film in pre-production has a budget of $96,680, and is titled, “Fury on Earth: a Documentary of the Life of Wilhelm Reich.” This film is the biography of the first doctor to attempt to create a unified and multi-level system to cure cancer. Reich died in prison in 1959.

A. Description

The program will utilize documentary, historic film footage, and live action to tell the story of the tragic life of legendary Austrian psychoanalyst, oncologist, sex therapist, and inventor Wilhelm Reich. He began his career as a disciple of Sigmund Freud in the 1920’s.

B. Development

We signed a contract with Mr. Arthur Nevis, a well regarded biographer and novelist as a writer to develop the script and act as an advisor on the project. Mr. Nevis commenced work on January 15, 2006. As per our contract, we paid him $10,000 on May 31, 2006 for delivery of a first draft, and we paid an additional $5,000 to him on June 23, 2006 for completion of the final script.

C. Marketing

We plan to market the initial film to cable television networks such as HBO, Showtime, and others that air controversial subjects. It may also fit in the genre of mainstream programs such as Oprah and Dr. Phil. Ideally, the program will be picked up as an episodic show, providing revenue from both rights sales for creating future broadcasts, and from the airing of the pilot program. Additional venues such as theatrical releases and film festivals will be pursued. If revenues are obtained, they will be used to create further provocative productions. A website and online store for the film is expected to generate revenue as well.

We plan to market DVD's in retail outlets through a prominent international distributor. Internet distribution is expected to take place from a dedicated website that will provide a range of spin-off products, including books and alternative medicine products. DVD's and electronic (downloadable) versions of the program will be primary products at the site.

The initial production is expected to be circulated as an independent feature documentary at the following festivals:

Aspen Film Festival
Denver Film Festival
Sundance Film Festival
Venice Film Festival
Munich Film Festival
London Film Festival
Sydney Film Festival
Toronto Film Festival
The Kennedy Center in Washington D.C

While there is no Film Festival in Japan, we hope the film will be shown as a presentation by the U.S. Information Service, American Embassy in connection with the USIS program "American Social Documentary Film Series” in cities such as Tokyo, Nagoya, Fukuoka, & Kyoto.

The story will be crafted to appeal to followers of Wilhelm Reich as well as the legitimate practitioners of Reichian therapy and Bio-energetics in the medical community today.

Reich’s psychoanalytic work, particularly his work with sexual dysfunction, occurred long before his cancer experiments. It is now mostly forgotten that he was at one time considered Freud’s heir-apparent. Masters and Johnson, American researchers of sexual behavior, performed their work 30 years after Reich’s. There are few psychotherapeutic treatment methods today that do not owe some aspect of their application to Reich’s work - Primal Scream, Gestalt Therapy, Rolfing, and Encounter Groups all employ techniques originally devised by Reich. The millions of patients who have been involved in these programs are potential targets for advertising, media campaigns, and documentaries about the film.

D. Competition

Cancer is a huge subject today, with countless publications, films, TV shows and other media productions on all aspects of diseases, causes, and cures. We would be competing against these publications, films, TV shows, and other media productions.

Although the industry is intense, we believe our documentary focusing on Reich’s work against cancer is unique to the field. It remains to be seen, however, whether our niche documentary will sustain in this intense market.

E. Operations

The program will be produced by our company and Virginia Perry. The director of photography will be subcontracted and will not be employees of the company. Internet Website creation and film editing will be guided by Mrs. Perry.

We are in discussions with several prominent international DVD marketing and distribution companies. We hope to have the completed program packaged and released to bookstores and media outlet stores (e,g. Hollywood Video, Fry's Electronics, Best Buy, Wal-Mart).

Personnel:

The following positions are expected to staff the initial film.

Producer, writer, director
Camera crew (2)
Sound crew (1)
Office/secretarial (1)

Equipment:

The following equipment will be necessary to produce the initial film.

Dual Mac G-5 Final Cut Pro Edit Bay
Lighting package, Sound Package

       Projected Budget:

- Screenwriter	$15,000
- Director of photography	$20,000
- Widescreen Broadcast Camera Rental 30 days at $800/day	$24,000
- Gaffer 30 days at $250/day	$7,500
- Sound Man 20 days at $400/day	$8,000
- Tape Stock 60 tapes at $12 ea	$720
- Edit (Virginia Perry)	0
- Travel - 3 people, 4 trips (3 days ea/$160/day)	$5,760
- Stock Footage (2 minutes at $l,400/min)	$2,800
- Talent (Narrator) (8 days at $200/day)	$1,600
- DVD Creation/Design	$3,500
- Web Creation/Design	$4,800
- Legal Permits/Insurance	$2,000
- Contingency Funds	$6,000

TOTAL	$96,680

The figures in the above Projected Budget are estimates only of the hard costs associated with producing Fury on Earth and do not include marketing costs associated with entry fees for film festivals, hiring a public relations firm, advertizing the film, and so forth. Projected Budget was created in conception design stage, and does not always represent the actual out-of-pocket costs our company will incur in actual production. For instance, since the Proposed Budget was created, we have had a sound studio donated to us for recording purposes and several offers have been made to narrate the film free of expense. We also intend on negotiating stock positions in the company in lieu of up front payments for some of our personnel. Please review our Plan of Operation section below for a better estimate of out-of-pocket costs that we intend to incur in connection with Fury on Earth along with estimated marketing costs post-production.

Our second film, “Pagan Wisdom: A brief history of medicine before Big Brother,” is ready for scripting. The film traces the roots of many of today’s Alternative Medicine options, and also examines the changing face of disease in our society over the last two hundred years. We have budgeted $70,000 for this film, although we can start production with approximately one-third of that amount.

Compliance with Government Regulation

We do not believe that government regulation will have a material impact on the way we conduct our business.

Subsidiaries

We have neither formed, nor purchased any subsidiaries since our incorporation.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Plan of Operation

Milestones to Achieve in the Next Twelve Months

Fury on Earth: a Documentary of the Life of Wilhelm Reich

Our major objective in the next twelve months is to complete and market our pre-production film titled, “Fury on Earth: a Documentary of the Life of Wilhelm Reich.” In order to take this film to production, we have signed a contract with Mr. Arthur Nevis, a well regarded biographer and novelist as a writer to develop the script and act as an advisor on the project. Mr. Nevis commenced work on January 15, 2006. As per our contract, we paid him $10,000 on May 31, 2006 for delivery of a first draft, and we paid an additional $5,000 to him on June 23, 2006 for completion of the final script.

With the script completed, our next step in the process was to research and acquire Archival footage of Wilhelm Reich from old newsreels and documentaries to use as background in the documentary film. We have completed this process and have collated enough footage to use in our film. Ms. Virgina Perry completed this step of the filmmaking process without cost to our company. Following production, we expect to incur approximately $2,800 in acquiring licenses to use the footage we gathered. In order to reduce our out-of-pocket expenses, we may decide to grant royalties in exchange for rights to use the footage from any cash proceeds we generate from our film. Because of the uncertainty in achieving revenues from the film, however, we may be forced offer royalties that would far exceed the cash value for the licenses to compensate for the risk of nonpayment. We intend to address these issues post-production in the negotiation process with the property owners of the footage. No negotiations have occurred as of the date of this Prospectus.

Our next step in the pre-production phase is interviewing the director, camera crew, sound crew and assistant positions for the film. Ms. Perry will be producing the film, but we plan to subcontract most of the crew work to independent contractors. Total staff costs for the film will amount to roughly $35,500. Because of our limited cash reserves, we intend to compensate our crew members with shares of our common stock in lieu of cash. With a “stake” in the overall success and reputation of the film, we believe that our future crew members will accept this type of private equity compensation arrangement. Therefore, we do not believe the company will incur any out-of-pocket expenses in connection with compensating our filmmaking personnel. We intend to value the common stock issued as compensation based on an arbitrary amount that has no bearing to our assets, earnings, book value or any other objective criteria of value - in all likelihood from the last sales price from our most recent private offering of stock. We have not yet started the interviewing process, however, and cannot know for certain whether any particular result will occur. We intend to start interviewing in the early part of 2007, and hope to finish the process by April 2007. If any one of our crew members insists on cash as part of their compensation package, these costs are expected to be contractually not payable until after the film is completed. Consequently, they will not come out of budgeted costs until early 2008 at the earliest.

Also prior to entering into the production phase, we will build the narrative for the documentary film at a recording studio. Although we have identified the studio and have the script, we have not yet hired a narrator, taped or edited sound feeds, and synchronized and streamed the finished narrative with our video footage. This process should also be completed by May 2007. We plan to build the narrative at the sound studio in the private residence of a former associate of Frank Perry and friend of Mrs. Perry at no charge. If we use the voice of a professional, we expect this process to cost roughly $1,600. However, we have several informal celebrity offers to narrate it without compensation.

With the completion of the narrative and archival portions of the film, we will be ready to start production in the Summer of 2007. Our production expenses are estimated at roughly $65,980 and include compensating our crew members at $35,500, as detailed above, renting a camera and equipment at $24,000, travel expenses at $5,760 and tape stock at $720. We expect to fund our camera rental expense through the sale of our common stock, just as we hope to compensate our crew members. As such, our only out-of-pocket expenses for production should include travel costs and tape stock for a total of $6,480.

By December 2007, we hope to have completed producing Fury on Earth. Following production in the early part of 2008, we expect to spend around $12,800 as originally budgeted in connection with developing a website, creating DVDs for marketing, obtaining insurance and providing for other contingencies. We intend to finance these expenditures through additional private equity financing.

Once post-production work is completed, we intend to engage in the film festivals and initial marketing of our film. (Our Production Budget of $96,800 does not include a marketing and sales budget.)  The finished film will immediately be entered into various film festivals in the U.S. and abroad.  The fee for entering a film into a Festival competition is typically $200-300 per entry. We believe this is the most time-efficient and inexpensive means of 1) measuring audience response, 2) meeting film distributors both domestic and foreign, and 3) formulating a public relations campaign with print, TV, and other media outlets.

We plan to market the initial film to cable television networks such as HBO, Showtime, and others that air controversial subjects. It may also fit in the genre of mainstream programs such as Oprah and Dr. Phil. Ideally, the program will be picked up as an episodic show, providing revenue from both rights sales for creating future broadcasts, and from the airing of the pilot program. A website and online store for the film is expected to generate revenue as well.

Total marketing and distribution costs are estimated at $10,000. We hope to reduce out-of-pocket expenses by entering into a distribution agreement. This distributor will market and distribute the film in exchange for a percentage of royalties.  This means that additional out-of-pocket expense for Marketing and Sales would be minimal.  If we are unable to contract with a distributor, we intend to finance these expenditures through additional private equity financing.

We expect that Fury on Earth will be circulated as an independent feature documentary to a number of film festivals around the world.

Pagan Wisdom: A brief history of medicine before Big Brother

Our next objective in the next twelve months is to complete the conception phase and enter into the pre-production phase of our film “Pagan Wisdom: A brief history of medicine before Big Brother.” We plan to hire a scriptwriter for Pagan Wisdom by September 2007 and have the script completed within three months, by December 2007. We expect to pay $5,000 to script this documentary film and enter into the pre-production stage in January 2008.

Employees

We have no employees as of the date of this prospectus other than our president and CEO, Virginia F. Perry. We plan to conduct our business largely through agreements with consultants and other independent third party vendors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Off Balance Sheet Arrangements

As of November 30, 2006, there were no off balance sheet arrangements.

Results of Operations for the Eight Months Ended November 30, 2006

We did not earn any revenues from inception through the period ending November 30, 2006. We do not anticipate generating revenue until we have completed production of one or more documentary movies, and have found a venue for public viewing. We are presently in the development stage of our business and we can provide no assurance that we will make any money on the films we produce.

We incurred operating expenses in the amount of $8,480 for the three months ended November 30, 2006. These operating expenses primarily include professional fees of $8,255 and general and administrative fees of $225. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to undertaking the production of documentary films in accordance with our business plan and the professional fees that we will incur in connection with the filing of this Prospectus with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We generated interest income in the amount of $54 with an interest expense of $1,530 from our inception on October 7, 2005, until November 30, 2006. Thus, our net loss for the period from our inception on October 7, 2005, until November 30, 2006, was $55,587. Our operating expenses in the amount of $54,111 and lack of revenue for the period were the main components of our operating loss.

Results of Operations for the Eight Months Ended August 31, 2006

We did not earn any revenues from inception through the period ending August 31, 2006. We do not anticipate generating revenue until we have completed production of one or more documentary movies, and have found a venue for public viewing. We are presently in the development stage of our business and we can provide no assurance that we will make any money on the films we produce.

We incurred operating expenses in the amount of $45,631 from our inception on October 7, 2005, until August 31, 2006. These operating expenses primarily include general and administrative expenses in the amount of $36,081 and professional fees and organizational costs in connection with our corporate organization in the amount of $9,525. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to undertaking the production of documentary films in accordance with our business plan and the professional fees that we will incur in connection with the filing of this Prospectus with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We generated interest income in the amount of $42 with an interest expense of $780 from our inception on October 7, 2005, until August 31, 2006. Thus, our net loss for the period from our inception on October 7, 2005, until August 31, 2006, was $46,369. Our operating expenses in the amount of $45,631 and lack of revenue for the period were the main components of our operating loss.

Results of Operations for the Years Ended December 31, 2005 and 2004

Our predecessor entity, The Bridgefilm Company, Inc. (“BCI”), did not earn anyrevenue during the twelve months ended December 31, 2005 or 2004.

BCI incurred operating expenses in the amount of $5,000 for the twelve months ended December 31, 2005, compared to operating expenses of $5,000 for the twelve months ended December 31, 2004. BCI’s operating expenses for the twelve months ended December 31, 2005 and 2004 were entirely attributable to general and administrative expenses.

BCI incurred a net loss of $9,069 for the twelve months ended December 31, 2005, compared to $9,015 for the twelve months ended December 31, 2004.

Liquidity and Capital Resources

We expect to incur the following expenses in the next twelve months:

1.
Fury on Earth ($6,480). We have estimated a total of $66,080 in our Projected Budget for the next twelve months. Although the Projected Budget for Fury on Earth amounts to a total of $96,000, we have already expended $15,000 on a script for the film, and $15,600 is associated with post-production expenses that will be incurred beyond the next twelve months. The majority of the remaining $66,080 in expenses is expected to be funded through the sale of our common stock and/or royalty grants, leaving a total of $6,480 in approximate out-of-pocket costs for Fury on Earth.

2.	Pagan Wisdom ($5,000). We intend to incur $5,000 developing a script on Pagan Wisdom in the next twelve months.

3.	Operating Expenses ($10,000). We expect to incur approximately $10,000 in connection with accounting and legal professionals and general operating expenses in the next twelve months.

We had current assets in the amount of $25,117 as of November 30, 2006, consisting wholly of cash in the bank. Our current liabilities were $80,540 as of November 30, 2006, consisting of $2,850 in accounts payable and $77,690 in accrued liabilities. As such, we have a working capital deficit of $55,423. We have no external sources of liquidity as of November 30, 2006.

Our current liabilities that contribute to our working capital deficient comes from accrued liabilities of $77,690. We have a $50,000 note that was recently extended to mature on December 1, 2012, moving the obligation into long-term debt, and thus not in the computation of working capital so it will not affect our cash needs for the next twelve months. However, we have accrued $25,745 of interest on the note as of November 30, 2006, which represents nearly one-third of the $77,690 in accrued expenses. The remaining two-thirds of the $77,690 in accrued expenses is represented by the accrued salary of Ms. Virginia Perry in the amount of $35,000, and a loan by Ms. Perry to our company in the amount of $16,945. The accrued salary and loan do not bear interest and are payable upon demand. Although there is no written obligation requiring her to do so, Ms. Perry does not intend to demand repayment of these company debts until we are in a position to do so without harming our business operations. This means that Ms. Perry only intends to demand repayment when we are profitable and cash-flow positive in operating activities.

For the reasons stated above, we believe that our working capital deficit will not affect our cash needs for the next twelve months. We have $25,117 in the bank for our $21,480 in expenses in the next twelve months. Thus, we believe that we have sufficient capital resources to sustain our operations for the next twelve months without having to raise additional capital. These resources should be depleted in early 2008 with the introduction of our post-production and marketing expenses for Fury on Earth. If our business plan requires more cash than we expect, we will have to raise additional funds sooner. If we need additional cash and cannot raise it we will either be required to suspend filmmaking activities until we do raise the cash, or cease activities entirely. We have not attained profitable operations and, in the long term, may be dependent upon obtaining financing to pursue film production activities if we are unable to achieve revenues from Fury on Earth or our expenses exceed any revenues that we may receive from the film. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Description of Property

Our corporate offices are currently located at 50 West Liberty Street, Suite 880, Reno, NV 89501. Our corporate telephone number is 970-710-1799.

Certain Relationships and Related Transactions

Except as provided below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

·	Any of our directors or officers;
·	Any person proposed as a nominee for election as a director;
·	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
·	Any of our promoters;
·	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

On or about November 30, 2005, we entered into an Asset Purchase Agreement and acquired all the assets and liabilities from a New York non-profit corporation, also known as The Bridgefilm Company, Inc, for consideration of 500,000 shares of our common stock. Our sole officer and director, Virginia F. Perry, was the sole shareholder of The Bridgefilm Company, Inc., and thus, received the entire 500,000 share distribution under the agreement.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock. There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of he rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have thirty-seven (37) holders of record of our common stock.

Rule 144 Shares

A total of 5,400,000 shares of our common stock are currently available for resale to the public under Rule 144. Of the shares being registered, 1,900,000 shares, held by twelve shareholders will be available for resale after February 23, 2007, 3,300,000 shares, held by twenty-three shareholders will be available after March 24, 2007, and 200,000 shares, held by one shareholder, will be available after June 29, 2007, all in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 109,000 shares as of the date of this prospectus, or;
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our documentary film production, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business, or;

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our President for all services rendered in all capacities to us for our fiscal year ended August 31, 2006.

Annual Compensation					Long Term Compensation
Name	Title	Year	Salary	Bonus	Other annual Compensation	Restricted Stock Awarded	Options/ SARs (#)	LTIP payouts	All Other Compensation
Virginia Perry(1)	President & CEO, Director	2006	$0	$0	$0	0	0	0	0
(1) Mrs. Virginia Perry received 500,000 of our common stock, not as compensation, but in connection with an Asset Purchase Agreement we entered into with The Bridgefilm Company, Inc. in November of 2005.

We do not pay to our directors or officers any salary or consulting fees. We reserve the right, however, to provide compensation to our directors and officers in the future.

We do not pay to our directors any compensation for serving as directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Financial Statements

Index to Financial Statements:

1.
Audited consolidated financial statements for the eight months ended August 31, 2006 (restated), for the years ended December 31, 2005 and 2004, and period from inception on October 7, 2005 through August 31, 2006 including:

PAGE #
F-1	Report of Independent Certified Public Accounting Firm, Moore & Associates, Chartered;
F-2	Balance Sheets as of August 31, 2006 (restated) and December 31, 2005
F-3	Statement of Operations for the eight months ended August 31, 2006 (restated), for the years ended December 31, 2005 and 2004, and period from inception on October 7, 2005 through August 31, 2006;
F-4	Statement of Stockholders' Equity for the period from December 31, 2003 through August 31, 2006;
F-5	Statement of Cash Flows for the eight months ended August 31, 2006 (restated), for the years ended December 31, 2005 and 2004, and period from inception on October 7, 2005 through August 31, 2006;
F-6	Notes to Financial Statements.

2.	Unaudited condensed consolidated financial statements for the three months ended November 30, 2006 and 2005, including:

PAGE #
F-11	Balance Sheets as of November 30, 2006 and August 31, 2006;
F-12	Statement of Operations for the three months ended November 30, 2006 and 2005 and period from inception on October 7, 2005 through November 30, 2006;
F-13	Statement of Cash Flows for the three months ended November 30, 2006 and 2005 and period from inception on October 7, 2005 through November 30, 2006;
F-14	Notes to Financial Statements.

MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Bridgefilms Inc. (A Development Stage Company)
Las Vegas, Nevada

We have audited the accompanying restated balance sheet of Bridgefilms Inc. (A Development Stage Company) as of August 31, 2006 and December 31, 2005 and the related restated statements of operations, stockholders’ equity and cash flows for the eight months ended August 31, 2006, the years ended December 31, 2005 and 2004 and from inception of the development state on October 7, 2005 through August 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the restated financial statements referred to above present fairly, in all material respects, the financial position of Bridgefilms Inc (A Development Stage Company) as of August 31, 2006 and December 31, 2005 and the related restated statements of operations, stockholders’ equity and cash flows for the eight months ended August 31, 2006, the years ended December 31, 2005 and 2004 and from inception of the development state on October 7, 2005 through August 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has no established source of revenue sufficient enough to cover operating expenses as of August 31, 2006 raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
December 28, 2006

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

BRIDGEFILMS, INC
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	August 31, 2006	December 31, 2005
	(restated)
ASSETS

CURRENT ASSETS
Cash in bank	$25,540	$659
Notes receivable	7,000	-

TOTAL CURRENT ASSETS	32,540	659

OTHER ASSETS
Film production costs	65,000	65,000

TOTAL OTHER ASSETS	65,000	65,000

TOTAL ASSETS	$97,540	$65,659

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$1,805	$-
Notes payable	50,000	50,000
Accrued liabilities	76,940	59,995

TOTAL CURRENT LIABILITIES	128,745	109,995

LONG-TERM DEBT	-	-

TOTAL LIABILITIES	128,745	109,995

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock: $0.001 par value; 100,000,000 shares authorized, 10,900,000 and no shares issued and outstanding, respectively	10,900	-
Additional paid in capital (deficit)	4,264	(44,336)
Accumulated deficit	(46,369)	-

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(31,205)	(44,336)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$97,540	$65,659

The accompanying notes are an integral part of these financial statements.

BRIDGEFILMS, INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the Eight Months Ended August 31, 2006	For the Year Ended December 31, 2005	For the Year Ended December 31, 2004	From Inception of the Development Stage through August 31, 2006
	(restated)
REVENUES	$-	$-	$-	$-

OPERATING EXPENSES

Bank charges	25	-	-	25
Professional fees	2,500	-	-	2,500
Organizational costs	7,025	-	-	7,025
General and administrative	36,081	5,000	5,000	36,081

TOTAL OPERATING EXPENSES	45,631	5,000	5,000	45,631

LOSS FROM OPERATIONS	45,631	5,000	5,000	45,631

OTHER INCOME (EXPENSE)
Interest income	42	-	-	42
Interest expense	(780)	(4,069)	(4,015)	(780)

TOTAL OTHER INCOME (EXPENSE)	(738)	(4,069)	(4,015)	(738)

NET LOSS	$(46,369)	(9,069)	$(9,015)	$(46,369)

BASIC LOSS PER SHARE	$(0.00)	$(0.00)	$(0.00)

Weighted Average Shares
Outstanding	10,900,000	10,900,000	10,900,000

The accompanying notes are an integral part of these financial statements.

BRIDGEFILMS, INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock Shares	Amount	Additional Paid in Capital (Deficit)	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance December 31, 2003	-	$-	$-	$(26,252)	$(26,252)

Net loss for the year ended December 31, 2004	-	-	-	(9,015)	(9,015)

Balance December 31, 2004	-	-	-	(35,267)	(35,267)

Recapitalization	-	-	(44,336)	44,336	-

Net loss for the year ended
December 31, 2005	-	-	-	(9,069)	(9,069)

Balance December 31, 2005	-	-	(44,336)	-	(44,336)

Shares issued for services at $0.001 per share	500,000	500	-	-	500

Shares issued for cash at $0.001 per share	5,000,000	5,000	-	-	5,000

Shares issued for cash at $0.01 per share	5,400,000	5,400	48,600	-	54,000

Net loss for the eight months ended August 31, 2006	-	-	-	(46,369)	(46,369)

Balance August 31, 2006	10,900,000	$10,900	$4,264	$(46,369)	$(31,205)

The accompanying notes are an integral part of these financial statements.

 BRIDGEFILMS, INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the Eight Months Ended August 31, 2006	For the Year Ended December 31, 2005	For the Year Ended December 31, 2004	From Inception of the Development Stage through August 31, 2006
	(restated)
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(46,369)	$(9,069)	$(9,015)	$(46,369)

Adjustments to reconcile net income to net cash provided by operating activities:
Common stock issued for services	500	-	-	500
Changes in operating assets and liabilities:
Increase in accounts payable	1,805	-	-	1,805
Increase in accrued liabilities	16,945	7,050	9,015	16,945

NET CASH PROVIDED BY OPERATING ACTIVITES	(27,119)	(2,019)	-	(27,119)

CASH FLOWS FROM INVESTING ACTIVITIES
Film costs incurred	-	-	-	-

NET CASH (USED) BY INVESTING ACTIVITIES	-	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common stock issued	59,000	-	-	59,000
Notes receivable issued	(7,000)	-	-	-7,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	52,000	-	-	52,000

NET INCREASE IN CASH	24,881	(2,019)	-	24,881

CASH - Beginning of period	659	2,678	2,678	659

CASH - End of period	$25,540	$659	$2,678	$25,540

SUPPLEMENTAL CASH FLOW DISCLOSURE:

CASH PAID FOR:
Interest	$-	$-	$-	$-
Income taxes	$-	$-	$-	$-

NON CASH FINANCING ACTIVITIES:	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

BRIDGEFILMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2006

1.     Summary of Significant Accounting Policies

Nature of Business
Bridgefilms, Inc. (the Company) was incorporated under the laws of the state of Nevada on October 7, 2005. The Company is a developmental stage corporation that is focused on film production.

Basis of Presentation
The Company acquired all of its assets and liabilities from The Bridgefilm Company, a not for profit entity. Accordingly, The Bridgefilm Company is accounted for as the predecessor to the Company and its historical financial statements are presented as those of the Company. Similarly, because The Bridgefilm Company had no ownership, the outstanding shares of the Company are used for purposes of determining basic loss per share.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basic (Loss) per Common Share
Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of August 31, 2006.

	(Loss) (Numerator)	Shares (Denominator)	Basic (Loss) Per Share Amount
For the Eight Months Ended	$ (46,369)	10,900,000	$ (0.01)
For the Year Ended	$ (9,069)	10,900,000	$ (0.00)
For the Year Ended	$ (9,015)	10,900,000	$ (0.00)

Dividends
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

BRIDGEFILMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2006

1.     Summary of Significant Accounting Policies (Continued)

Comprehensive Income
The Company has no component of other comprehensive income. Accordingly, net income equals comprehensive income for the periods ended August 31, 2006, December 31, 2005 and 2004.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of August 31, 2006, December 31, 2005 and 2004.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes
The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 Requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate to net loss before provision for income taxes for the following reasons:

August 31, 2006
Income tax expense at statutory rate	$18,084
Common stock issued for services	(195)
Valuation allowance	(17,889)

Income tax expense per books	$-0-

BRIDGEFILMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2006

1.     Summary of Significant Accounting Policies (Continued)

Net deferred tax assets consist of the following components as of:

August 31, 2006
NOL Carryover	$17,889
Valuation allowance	(17,889)

Net deferred tax asset	$-0-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America. The Company has adopted an August 31 fiscal year end.

New Accounting Pronouncements
During the period ended August 31, 2006, the Company adopted the following accounting pronouncements which had no impact on the financial statements or results of operations:

SFAS No. 150, Accounting for certain Financial Instruments with Characteristics of both Liabilities and Equity.
SFAS No. 151, Inventory Costs
SFAS No. 152, Accounting for Real Estate
SFAS No. 153, Exchange of Non-monetary Assets
SFAS No. 154, Accounting Changes and Error Correction
SFAS No. 123(R), Share Based Payments

BRIDGEFILMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2006

2.     COMMON STOCK

The Company has issued 10,900,000 shares of $0.001 par value common stock.

On November 30, 2005, the Company issued 500,000 shares of common stock for services valued at $0.001 per share. During January, 2006, the Company issued 5,000,000 shares of common stock for cash at $0.001 per share. From April through June 2006, the Company issued 5,400,000 shares of common stock for cash at $0.01 per share.

3.     FILM PRODUCTION COSTS

The Company purchased on November 30, 2005, all the assets of the Bridgefilm Company, Inc., a non-profit corporation organized and existing under the laws of the State of New York. Among the assets purchased were a library of completed films and video documents, which included the full-length documentary “On the Bridge” about prostate cancer, and the unfinished biography of William Reich called “Fury on Earth”. The film production costs are recorded at their cost to the Company of $65,000.

4.     AMORTIZATION OF FILM COSTS
The Company will amortize film costs when the films are released and the entity begins to recognize revenue from the film.

5.     NOTE PAYABLE
This note was originally an obligation of the Bridgefilm Company, Inc. the New York non-profit corporation. The original note was issued in January 1992 personally by Frank Perry, its then President, for $100,000 and was used for the production of the film “On the Bridge”. Frank Perry died in 1995 and the note was subsequently assumed by his Company in January 1997 and discounted to $50,000 with interest being accrued at 6%. The Company assumed this liability along with the other debts and liabilities of the The Bridgefilm Company, Inc. The note is due upon demand and unsecured. The Company has accrued $24,995 of interest on the note as of August 31, 2006.

6.     GOING CONCERN
The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

BRIDGEFILMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2006

6.     GOING CONCERN (Continued)
In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

7.     RESTATED FINANCIAL STATEMENTS
The Company’s financial statements have been restated to reflect the acquisition of the assets of Bridgefilms Company, Inc as a recapitalization rather than a purchase. This results in the historical financial statements of Bridgefilms Company, Inc being presented as those of the Company. Accordingly, the financial statements have been restated to remove the goodwill originally recorded of $72,440 and the offsetting impairment of the goodwill of $72,440. A summary of those changes is reflected in the following schedule:

	As Restated	Original
Assets:
Current assets	$32,540	$32,540
Other assets	65,000	65,000

Total Assets	$97,540	$97,540

Liabilities and Stockholders' Equity:
Current liabilities	$128,745	$128,745
Stockholders' equity	(31,205)	(31,205)
Total Liabilities
and Stockholders' Equity	$97,540	$97,540

Revenues	$-	$-
Cost and expenses	(46,369)	(118,809)
Other income (expense)	(738)	(738)

Net loss	$(46,369	$(119,547)

BRIDGEFILMS, INC.
Balance Sheets

ASSETS
	November 30, 2006	August 31, 2006
	(Unaudited)
CURRENT ASSETS
Cash	$25,117	$25,540
Notes receivable	-	7,000

Total Current Assets	25,117	32,540

OTHER ASSETS

Film production costs	65,000	65,000

Total Other Assets	65,000	65,000

TOTAL ASSETS	$90,117	$97,540

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$2,850	$1,805
Accrued liabilities	77,690	76,940
Notes payable	-	50,000

Total Current Liabilities	80,540	128,745

LONG-TERM DEBT	50,000	-

TOTAL LIABILITIES	130,540	128,745

STOCKHOLDERS' EQUITY

Common stock, no par value; 100,000,000 shares authorized; 10,900,000 shares issued and outstanding, respectively	10,900	10,900
Additional paid-in capital	4,264	4,264
Deficit accumulated during the development stage	(55,587)	(46,369)

Total Stockholders' Equity	(40,423)	(31,205)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$90,117	$97,540

The accompanying notes are an integral part of these financial statements.

BRIDGEFILMS, INC.
Statements of Operations
(Unaudited)

	For the Three Months Ended November 30,		From inception of Development Stage Through November
	2006	2005	30, 2006

REVENUES	$-	$-	$-

COST OF GOODS SOLD	-	-	-

GROSS PROFIT	-	-	-

OPERATING EXPENSES

General and administrative	225	1,250	43,356
Professional fees	8,255	-	10,755

Total Expenses	8,480	1,250	54,111

LOSS FROM OPERATIONS	(8,480)	(1,250)	(54,111)

OTHER INCOME (EXPENSES)

Interest expense	(750)	(1,017)	(1,530)
Interest income	12	-	54

Total Other Income (Expenses)	(738)	(1,017)	(1,476)

NET LOSS	$(9,218)	$(2,267)	$(55,587)

BASIC LOSS PER SHARE	$(0.00)	$(0.00)

BASIC WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	10,900,000	10,900,000

The accompanying notes are an integral part of these financial statements.

BRIDGEFILMS, INC.
Statements of Cash Flows
(Unaudited)

	For the Three Months Ended November 30,		From inception of Development Stage Through November
	2006	2005	30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(9,218)	$(2,267)	$(55,587)
Adjustments to reconcile net loss to net cash used by operating activities:
Common stock issued for services	-	-	500
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable and accrued expenses	1,795	2,267	20,545

Net Cash Used by Operating Activities	(7,423)	-	(34,542)

CASH FLOWS FROM INVESTING ACTIVITIES

Film costs incurrred	-	-	-

Net Cash Used by Investing Activities	-	-	-

CASH FLOWS FROM FINIANCING ACTIVITIES

Notes receivable issued	-	-	(7,000)
Collection of notes receivable	7,000	-	7,000
Common stock issued for cash	-	-	59,000

Net Cash Provided by Financing Activities	7,000	-	59,000

NET INCREASE (DECREASE) IN CASH	(423)	-	24,458

CASH AT BEGINNING OF PERIOD	25,540	-	659

CASH AT END OF PERIOD	$25,117	$-	$25,117

SUPPLIMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash Paid For:
Interest	$-	$-	$-
Income taxes	-	-	-

The accompanying notes are an integral part of these condensed financial statements.

BRIDGEFILMS, INC.
Notes to the Condensed Financial Statements
November 30, 2006 and August 31, 2006

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at November 30, 2006, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s August 31, 2006 audited financial statements. The results of operations for the periods ended November 30, 2006 and 2005 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee		$658.84
Federal Taxes	$	Nil
State Taxes and Fees	$	Nil
Transfer Agent Fees		$1,000.00
Accounting fees and expenses		$5,000.00
Legal fees and expenses		$20,000.00

Total		$26,658.84

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities

We issued 5,000,000 shares of common stock in October 2005 to Mrs. Virginia F. Perry, our sole director. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") at a price of $0.001 per share, for total proceeds of $5,000. The 5,000,000 shares of common stock are restricted shares as defined in the Securities Act.

We issued another 500,000 shares of common stock in November 2005 to Mrs. Perry in connection with an Asset Purchase Agreement we entered into with The Bridgefilm Company, Inc. These shares were issued pursuant to Section 4(2) of the Securities Act.

We completed an offering of 5,400,000 shares of our common stock at a price of $0.01 per share to a total of 36 purchasers from February through June of 2006. The total amount we received from this offering was $54,000. We completed this offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that they were a non-US person as defined in Regulation S. We did not engage in distribution of these offerings in the United States. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Item 27. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws(1)
5.1	Opinion of Ronald Serota, Esq. of the Corporate Law Center, with consent to use(1)
10.1	Asset Purchase Agreement, dated November 30, 2005(1)
10.2	Writer Employment Agreement, dated January 15, 2006(1)
10.3	Addendum Agreement, dated December 1, 2006(2)
23.1	Consent of Moore & Associates, Chtd.
24.1	Power of Attorney (see attached signature page)
(1) Previously filed on Form SB-2 dated October 3, 2006.
(2) Previously filed on Form SB-2/A dated January 5, 2007

Item 28. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Aspen, Colorado, on February 6, 2007.

BRIDGEFILMS, INC.
By:	/s/ Virginia F. Perry
Virginia F. Perry President, CEO, Chief Financial Officer, Principal Accounting Officer, and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Virginia F. Perry as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By:	/s/ Virginia F. Perry
Virginia F. Perry President, CEO, Chief Financial Officer, Principal Accounting Officer, and Director February 6, 2007